SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 7, 2004
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California (Address of principal executive offices)	92618 (Zip Code)

(949) 585-7500 (Registrant’s telephone number, including area code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Effective June 4, 2004, Commercial Capital Bancorp, Inc. (the “Company”), a Nevada corporation and the registrant hereunder, consummated its acquisition of Hawthorne Financial Corporation, Inc. (“Hawthorne”), a Delaware corporation, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 27, 2004 (the “Acquisition”). As a result of the Acquisition, each outstanding share of common stock, par value $0.01 per share, of Hawthorne was converted into the right to receive 1.9333 shares of the common stock, par value $0.001 per share, of the Company’s common stock. A copy of the press release announcing the consummation of the Acquisition is filed as Exhibited 99.1 to this Current Report on Form 8-K.

The Company’s Registration Statement on Form S-4 (Registration No. 333-113869), which was declared effective by the Securities and Exchange Commission on April 14, 2004, sets forth certain information regarding the Acquisition, including the date and manner of the Acquisition, the nature and amount of the consideration paid by the Company, the method used for determining the amount of such consideration, the nature of any material relationship between Hawthorne and the Company or any of its affiliates, any officer or director of the Company or any associate of any such officer or director, the nature of Hawthorne’s business and the intended structure and operation of the combined company created in the Acquisition.

Item 5. Other Events and Required FD Disclosure

Pursuant to the Merger Agreement, CCBI increased the size of it Board of Directors. Effective at the close of business on June 4, 2004, Director Mark Schaffer resigned and three former directors of Hawthorne joined the Company’s Board of Directors. Director Schaffer resigned in order to create a vacancy on the Company’s Board of Directors necessary to facilitate CCBI’s acquisition of Hawthorne.

Director Schaffer will remain on the Board of Directors of Commercial Capital Bank, FSB (“Commercial Capital Bank”), the Company’s wholly owned banking subsidiary. Commercial Capital Bank also increased the size of its Board of Directors and effective at the close of business on June 4, 2004, the three former directors of Hawthorne joined its Board of Directors as well.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits. The following exhibits are being filed herewith:

99.1	Press release dated June 7, 2004 with respect to the consummation of the Acquisition.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC. By: /s/ Stephen H. Gordon —————————————— Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: June 7, 2004